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                                                                   Exhibit 10.3

                                                    Lance, Inc.
                                                    P.O. Box 32368
[LANCE LOGO]                                        Charlotte, NC 28232 2368 USA
                                                    Phone  704 554 1421


                               February 16, 1999



Mr. Scott C. Lea
Charlotte, North Carolina

         Re:      Chairman of the Board

Dear Scott:

         This letter is to confirm the amendments approved today by the Board of Directors to the incentive compensation arrangements described in the attachments to our letter agreements dated April 19,1996 and October 6, 1998.

         Both agreements are hereby amended to provide that the period of time for determining the Highest Average Sales Price (as defined) to be four years after completion of service as Chairman of the Board and the April 19, 1996 agreement is amended to provide for the determination of the Highest Average Sales Price to be the higher of that contained in the existing provision (four consecutive interim quarterly accounting periods) or 10 consecutive trading days.

         To effect the foregoing amendments, attached to this letter as Attachment 1 is the attachment to the April 19,1996 letter agreement as amended hereby and attached to this letter as Attachment 2 is the attachment to the October 6, 1998 letter agreement as amended hereby.

         If you concur that this letter, together with the attachments, correctly describes our arrangement, please so indicate in the space provided below on the enclosed copy of this letter and return it to me.

         On behalf of the Directors, stockholders and employees of Lance, Inc., we appreciate and are grateful for your service as Chairman of the Board.

                                                     Very truly yours,

                                                     s/ Paul A. Stroup, III

                                                     Paul A. Stroup, III
                                                     President

Agreed:

         s/ Scott C. Lea
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         Scott C. Lea

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                                                                   Attachment 1

                                  Lance, Inc.

                       Chairman of the Board Compensation
           Amended Attachment to Letter Agreement dated April 19,1996

         1. The Chairman of the Board of Directors (as non-executive chairman) of Lance, Inc. (the Company) will be paid a fee at the rate of $16,500 per month for service as Chairman of the Board of Directors. This will be paid to the Chairman of the Board as a consulting fee and will be in lieu of any other fees payable to non-employee Directors. The Chairman of the Board will be an independent contractor, so no tax or other amounts will be withheld from the monthly fee. The Chairman of the Board will participate in the Company's 1995 Nonqualified Stock Option Plan for Non-Employee Directors but as an independent contractor will not participate in any of the Company's employee benefit plans. In the event of the death of the Chairman of the Board while serving as such or onset of disability such that the Chairman of the Board cannot function as such, the monthly fee will be continued for 12 months after the death or onset of disability of the Chairman of the Board.

         2. The Chairman of the Board will be paid an initial amount of $49,500 for consulting prior to election as Chairman of the Board and an additional amount of $49,500 to encourage and facilitate the acquisition and holding by the Chairman of the Board of additional shares of the Common Stock of the Company (the Common Stock), all as recommended by the Compensation Committee. The Chairman of the Board will agree to invest these initial amounts in shares of the Common Stock of the Company promptly, consistent with applicable securities laws. The Chairman of the Board will agree to retain such shares of Common Stock while serving as Chairman of the Board.

         3. Unless sooner terminated upon death or onset of disability, the Chairman of the Board will serve for three years subject to annual renewal upon the mutual agreement of the Chairman of the Board and the President of the Company at the beginning of the second and third years of the three-year term.

         4. As incentive compensation, the Chairman of the Board will be paid $10,000 for each 1% that the Highest Average Sales Price (as defined below) of the Company's Common Stock exceeds the mean of the high and low prices of the Common Stock on the NASDAQ Stock Market on April 19, 1996. Such incentive compensation shall be paid in one lump sum upon the earlier of (a) four years after completion of service as Chairman of the Board or (b) a Change of Control (as defined below). For example, as the price is $15.8125 and if the Highest Average Sales Price is $31.625, this would result in a 100% increase and incentive compensation of $1,000,000.

         5. For purposes of determining incentive compensation, the Highest Average Sales Price means the higher of (i) the average of the highest sales price of the Company's Common Stock on the NASDAQ Stock Market (or a national securities exchange if the Common Stock is so listed) during four consecutive interim (quarterly accounting) periods of the Company which


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have the highest average sales price for the Common Stock of the Company beginning with the interim period which began on March 24, 1996 and ending with the interim period which ends in March or April and which is approximately four years after completion of service as Chairman of the Board or (ii) the average of the highest sales price of the Company's Common Stock on the NASDAQ Stock Market (or a national securities exchange if the Common Stock is so listed) for any 10 consecutive trading days during the period from April 19, 1996 until four years after completion of service as Chairman of the Board.

         6. In the event of a Change of Control as defined in the Company's Executive Employment Agreements, the Highest Average Sales Price shall be deemed to be the highest per share consideration paid or payable for the Company's Common Stock in connection with the transaction that results in a Change of Control. In the event the Company or its stockholders receive a bona fide, adequately financed offer or tender offer for a transaction, which could result in a Change of Control, and such offer or tender offer is or becomes available to the Company's stockholders, the Highest Average Sales Price shall be the higher of the per share consideration payable for the Company's Common Stock in connection with such offer or tender offer or the Highest Average Sales Price determined in accordance with Section 5 above.


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                                                                   Attachment 2

                                  Lance, Inc.

                       Chairman of the Board Compensation
          Amended Attachment to Letter Agreement dated October 6, 1998

         1. The Chairman of the Board of Directors (as non-executive chairman) of Lance, Inc. (the Company) will continue to receive the fee and incentive compensation on the terms and conditions set forth in the letter agreement dated April 16, 1996 and the attachment thereto.

         2. Upon completion of the three year term as Chairman of the Board, the Chairman of the Board will be paid a cash bonus of $162,000.

         3. As additional incentive compensation, the Chairman of the Board will be paid $25,000 for each 1% that the Highest Average Sales Price (as defined below) of the Company's Common Stock exceeds the mean of the high and low prices of the Common Stock on the NASDAQ Stock Market on April 17, 1998. Such incentive compensation shall be paid in one lump sum upon the earlier of
(a) four years after completion of service as Chairman of the Board or (b) a Change of Control (as defined below). For example, as the price is $20.875 and if the Highest Average Sales Price is $31.625, this would result in a 51.5% increase and additional incentive compensation of $1,287,500.

         4. For purposes of determining additional incentive compensation, the Highest Average Sales Price means the higher of (i) the average of the highest sales price of the Company's Common Stock on the NASDAQ Stock Market (or a national securities exchange if the Common Stock is so listed) during four consecutive interim (quarterly accounting) periods of the Company which have the highest average sales price for the Common Stock of the Company beginning with the interim period which began on March 22, 1998 and ending with the interim period which ends in March or April and which is approximately four years after completion of service as Chairman of the Board or (ii) the average of the highest sales price of the Company's Common Stock on the NASDAQ Stock Market (or a national securities exchange if the Common Stock is so listed) for any 10 consecutive trading days during the period from April 17, 1998 until four years after completion of service as Chairman of the Board.

         5. In the event of a Change of Control as defined in the Company's former Executive Employment Agreements, the Highest Average Sales Price shall be deemed to be the highest per share consideration paid or payable for the Company's Common Stock in connection with the transaction that results in a Change of Control. In the event the Company or its stockholders receive a bona fide, adequately financed offer or tender offer for a transaction, which could result in a Change of Control, and such offer or tender offer is or becomes available to the Company's stockholders, the Highest Average Sales Price shall be the higher of the per share consideration payable for the Company's Common Stock in connection with such offer or tender offer or the Highest Average Sales Price determined in accordance with Section 4 above.

         6. In the event that the Company through its Compensation/Stock Option Committee and its Board of Directors determines that a new agreement for service as Chairman of the Board after April 1999 is necessary and appropriate, the Company will enter into such agreement with the Chairman of the Board prior to March 1, 1999.